                                                                       EXHIBIT 1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56336) pertaining to the State Auto Insurance Companies Capital Accumulation Plan of our report dated July 10, 2002, except for Note 4, as to which the date is August 16, 2002, with respect to the financial statements and schedule of the State Auto Insurance Companies Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


/s/ ERNST & YOUNG LLP

Columbus, Ohio
October 1, 2002